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               SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                               FORM 8-A

          For Registration of Certain Classes of Securities
               Pursuant to Section 12(b) or 12(g) of the
                   Securities Exchange Act of 1934

                      HAWKER PACIFIC AEROSPACE
     (Exact Name of Registrant as Specified in its Charter)

         CALIFORNIA                       95-3528840
   (State of Incorporation              (I.R.S. Employer
        or Organization)                Identification No.)

                          11240 SHERMAN WAY
                     SUN VALLEY, CALIFORNIA 91352
 (Address, including zip code, of Registrant's principal executive offices)


      Securities to be Registered Pursuant to Section 12(b) of the Act:

      Title of Each Class                  Name of Each Exchange on Which
      to be so Registered                   Each Class is to be Registered
      -------------------                  -------------------------------

           None                                          None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: 333-40295

     Securities to be Registered Pursuant to Section 12(g) of the Act:

                        COMMON STOCK, NO PAR VALUE
                            (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the common stock, no par value, of Hawker Pacific Aerospace (the "Company") contained under the caption "Description of Capital Stock" on page 51 of the Company's Preliminary Prospectus dated November 14, 1997, subject to completion, filed with the Securities and Exchange Commission ("SEC") on November 14, 1997 as part of the Company's Registration Statement on Form S-1 (No. 333-40295) (the "Registration Statement"), as such description may be amended in any prospectus included or deemed to be included in the Registration Statement subsequently filed with the SEC, is hereby incorporated herein by reference.


ITEM 2.   EXHIBITS.

     1.   Specimen Common Stock Certificate.*

     2.1 Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-40295), and incorporated by reference herein.

     2.2 Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-40295), and incorporated by reference herein.

     3. Page 54 of the Preliminary Prospectus dated November 14, 1997, subject to completion, contained in the Registration Statement on Form S-1 (File No. 333-40295), under the heading "Description of Capital Stock" and incorporated by reference herein.


     *    To be filed by amendment.





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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: December 18, 1997                      Hawker Pacific Aerospace


                                             By: /s/ Brian S. Aune
                                                -----------------------------
                                                Brian S. Aune, Vice President
                                                and Chief Financial Officer




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